Exhibit 10.4

Equitable Mortgage Over Shares

7 August 2017

TriLinc Global Impact Fund Cayman, Ltd.

(as Company)

This Equitable Mortgage is made on 7 day of August 2017

By:

(1)

TriLinc Global Impact Fund Cayman, Ltd., an exempted company incorporated with limited liability under laws of the Cayman Islands, the registered office of which is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the "Company").

In favour of:

(2)

the persons from time to time registered as the holders (the "Noteholders") of the Notes (as defined below) as specified in the Company's applicable register of holders of the Notes (as defined below).

Whereas:

(A)	Company is the parent of the Cayman Subsidiaries (as defined below).
(B)

Company intends to issue $25 million of Series 1 Senior Secured Promissory Notes (and may issue additional notes from time to time) as further described in the Private Placement Memorandum, (all such notes issued by the Company as contemplated by the Private Placement Memorandum, the "Notes").

(C)	As security for the Notes, the Company wishes to execute this Mortgage as a deed poll and secure the Mortgaged Shares (as defined below).

It is agreed as follows:

1	Definitions and Interpretation
1.1

In this Mortgage (except where the context otherwise requires) words and expressions shall have the same meanings assigned to them as defined in the Notes. The following words and expressions shall have the following meanings:

"Business Day"	means any day which is not a Saturday or Sunday or a public holiday in the place or at which the notice is left or sent;
"Cayman Subsidiaries"	means the entities set out in Schedule 1;
"Electronic Transactions Law"	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands;
"Event of Default"	means the failure to pay any amount due under the Notes within 30 days after written demand from the Noteholders;
"Gross Negligence"	in relation to a person means a standard of conduct beyond negligence whereby that person acts with reckless disregard for the consequences of a breach of a duty of care owed to another;

"Indebtedness"

means any obligation for the payment or repayment of money in any currency, whether present or future, actual or contingent, joint or several, whether incurred as principal or surety or in any other way whatever, and including principal, interest, commission, fees and other charges;

"Liability"	means any liability, damage, loss, cost, claim or expense of any kind or nature, whether direct, indirect, special, consequential or otherwise;
"Mortgaged Shares"	means the securities listed in Schedule 1 which are all registered in the name of the Company and any additional securities issued to the Company pursuant to Clause 3.8;
"Net Asset Value"	has the meaning given to it in the Private Placement Memorandum;
"Nominee"	means the nominee appointed by the Noteholders;
"Private Placement Memorandum"	means the confidential private placement memorandum dated April 7, 2017 of the Company issued in connection with the Notes;
"Receiver"	has the meaning given to it in Clause 8;
"Secured Obligations"

means all and any amounts of any kind now or in the future, actual or contingent, due or payable (or expressed to be due or payable) by the Company  to the Noteholders in any currency, actually or contingently, solely and/or jointly and/or severally with another or others as principal or surety on any account whatsoever under or in connection with the Notes or as a consequence of any breach, non-performance, disclaimer or repudiation by the Company  of any of the Company's obligations under this Mortgage or the Notes and references to the Secured Obligations include references to any part of them;

"Security Interest"	means any mortgage, charge, pledge, lien, encumbrance, right of set off or any security interest, howsoever created or arising;
1.2	In this Mortgage:
(a)	any reference to a Recital, Clause or Schedule is to the relevant Recital, Clause or Schedule of or to this Mortgage;

(b)	the clause headings are included for convenience only and shall not affect the interpretation of this Mortgage;
(c)	use of the singular includes the plural and vice versa;
(d)	use of any gender includes the other gender;
(e)

any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

(f)

references to this Mortgage or any other document (including any Notes) or agreement are to be construed as references to this Mortgage or such other document as varied in any manner from time to time, even if changes are made to the composition of the parties to this Mortgage or such other document or to the nature or amount of any facilities made available under such other document;

(g)

indebtedness due, owing or incurred under the Notes shall include all moneys, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the facilities provided for therein or the obligations and liabilities imposed thereunder however fundamental;

(h)	sections 8 and 19(3) of the Electronic Transactions Law shall not apply; and
(i)	no person shall be found to have committed actual fraud or wilful default under this Mortgage unless or until a court of competent jurisdiction shall have made a finding to that effect.
1.3

If any conflict arises between the covenants and undertakings in this Mortgage and the corresponding covenants and undertakings in the Notes, the covenants and undertakings given in the Notes shall prevail.

1.4

Expressions defined in the Companies Law of the Cayman Islands as in effect from time to time (and not redefined in this Mortgage) shall have the same meanings in this Mortgage, except that the expression "company" shall include a body corporate established outside the Cayman Islands.

1.5	The Recitals and Schedule form part of this Mortgage and shall have effect as if set out in full in the body of this Mortgage and any reference to this Mortgage includes the Recitals and Schedule.
1.6	References to the Noteholders shall be construed as references to the Noteholders acting as a whole or in accordance with such consent or voting provisions set out in the Notes.
2	Security
2.1	The Company hereby mortgages to the Noteholders by way of a first equitable mortgage as a continuing security for the payment and discharge of the Secured Obligations, the Mortgaged Shares.
2.2

The Company hereby charges to the Noteholders by way of first fixed charge as a continuing security for the payment and discharge of the Secured Obligations, all its right, title, interest and benefit present and future in, to and under the Mortgaged Shares.

2.3

Any receipt, release or discharge of any security interest created by this or of any Liability arising under this may be given by the Noteholders in accordance with the provisions of this Mortgage and shall not release or discharge the Company from any Liability owed to the Noteholders for the same or any other monies which may exist independently of this Mortgage or the Notes.  Where such receipt, release or discharge relates to only part of the Secured Obligations such receipt, release or discharge shall not prejudice or affect any other part of the Secured Obligations nor any of the rights and remedies of the Noteholders under this Mortgage or under the Notes nor any of the obligations of the Company under this Mortgage or the Notes.

2.4

Upon the unconditional and irrevocable payment or discharge of all Secured Obligations, the security interests created by this Mortgage shall automatically be released and the obligations of the Company shall automatically be discharged.  Such release shall not prejudice the rights of the Noteholders under Clause 13.

2.5

Any release, discharge or settlement between the Company and the Noteholders shall be conditional upon no security, disposition or payment to the Noteholders being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation or insolvency or for any other reason whatsoever and if such condition is not fulfilled the Noteholders shall be entitled to enforce this Mortgage as if such release, discharge or settlement had not occurred and any such payment not been made, provided that any release, discharge or settlement between the Company and the Noteholders shall become unconditional six months and a day after the date of any such release, discharge or settlement.

3	Covenants by the Company

The Company covenants that, for so long as any Secured Obligations remain outstanding:

3.1

it shall promptly pay (and shall indemnify the Noteholders on demand) against all calls, instalments and other payments which may be made or become due in respect of the Mortgaged Shares and, in the event of default by the Company, the Noteholders may do so on behalf of the Company;

3.2	it shall not, except with the prior written consent of the Noteholders:
(a)

create, or agree or attempt to create, or permit to subsist over all or part of the Mortgaged Shares (or any interest therein) any Security Interest (except as may be created under this Mortgage or a lien arising by operation of law in the ordinary course of the Company's business) or any trust over any the Mortgaged Shares whether ranking prior to, pari passu with or behind the security contained in this Mortgage;

(b)

sell, assign, lease, license or sub-license, grant any interest in the Mortgaged Shares or any interest therein or attempt or agree to surrender or so dispose (other than in accordance with this Mortgage);

(c)	permit any person other than the Nominee to be registered as, or become the holder of, the Mortgaged Shares;
(d)

vote in favour of a resolution to amend, modify or change the memorandum and articles of association of the Cayman Subsidiaries in any material way such that the Mortgaged Shares are consolidated, sub-divided or converted or any rights attached to them being varied; or

(e)	exercise any voting or other rights in a way which may prejudice the value of its the Mortgaged Shares or otherwise jeopardise the security constituted by this Mortgage over them.
3.3	it shall procure that the Register of Members of each Cayman Subsidiary is located and maintained at the registered office of such Cayman Subsidiary in the Cayman Islands.
3.4

at any time after the occurrence of an Event of Default it shall exercise all voting and other rights and powers which may at any time be exercisable by the holder of the Mortgaged Shares as the Noteholders may direct;

3.5

it shall not take or accept any Security Interest from the Cayman Subsidiaries or, in relation to the Secured Obligations, from any third party, without first obtaining all the Noteholders written consent;

3.6

unless directed in writing to do so by the Noteholders it shall not prove in a liquidation or winding up of the Cayman Subsidiaries until all the Secured Obligations are paid in full and if directed to prove by the Noteholders (or if the Company otherwise receives any payment or other benefit in breach of this Clause 3.6 or Clause 3.7) the Company shall hold all monies received by it on trust for the Noteholders to satisfy the Secured Obligations;

3.7

until all of the Secured Obligations have been paid in full or otherwise discharged, it shall not claim payment whether directly or by set-off, lien, counterclaim or otherwise of any amount which may be or has become due to the Company by the Cayman Subsidiaries; and

3.8

the aggregate Net Asset Value of the Mortgaged Shares is not less than the outstanding amount of principal and interest due and payable on the Notes and in the event that the aggregate Net Asset Value is less than such amount, the Company shall provide additional security by procuring that the Cayman Subsidiaries issue further shares to the Company at such time, in each case described in this Clause 3, other than as contemplated and/or expressly permitted by the Notes or the Private Placement Memorandum.

4	Representations and Warranties

The Company represents and warrants to the Noteholders and undertakes that:

4.1

the Company is the absolute sole legal and beneficial owner of all of the Mortgaged Shares free of all Security Interests, encumbrances, trusts, equities and claims whatsoever (save those under this Mortgage) and that all of the Mortgaged Shares are fully paid up;

4.2	the Mortgaged Shares represent the required proportion of the shares issued by each Cayman Subsidiary to satisfy the provisions of Clause 3.8 above;
4.3	the Register of Members of each Cayman Subsidiary is located and maintained at the registered office of such Cayman Subsidiary in the Cayman Islands;
4.4

it is duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated and has and will at all times have the necessary power to enter into and perform its obligations under this Mortgage and has duly authorised the execution and delivery of this Mortgage and the performance of its obligations hereunder;

4.5	this Mortgage constitutes its legal, valid, binding and enforceable obligation and is a first priority security interest over the Mortgaged Shares effective in accordance with its terms;
4.6

the execution, delivery, observance and performance by the Company of this Mortgage will not require the Company to obtain any licences, consents or approvals and will not result in any violation to the best of the Company's knowledge, of any law, statute, ordinance, rule or regulation applicable to it;

4.7

it has obtained all the necessary authorisations and consents to enable it to enter into this Mortgage and the necessary authorisations and consents will remain in full force and effect at all times during the subsistence of the security constituted by this Mortgage; and

4.8

the execution, delivery, observance and performance by the Company of the Mortgage will not constitute an event of default or trigger any enforcement under any Security Interest in the Company's assets nor will it result in the creation of any Security Interest over or in respect of the present or future assets of the Cayman Subsidiaries.

5	Power of Attorney
5.1

The Company, by way of security for the payment of the Secured Obligations and the performance of its obligations under this Mortgage and the Notes, hereby irrevocably appoints any Receiver separately to be its attorney (with full power to appoint substitutes and to delegate) with power in its name and on its behalf, and as its act and deed or otherwise at any time and from time to time, to:

(a)

sign, seal, execute, deliver and complete all transfers, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Noteholders consider to be necessary or advisable to perfect or improve the security over the Mortgaged Shares; or

(b)	give proper effect to the intent and purposes of this Mortgage;
(c)	give any instruction under the rules and practices of any relevant system;
(d)

enable or assist in any way in the exercise of any right or the enforcement thereof including any power of sale of the Mortgaged Shares (whether arising under this Mortgage or implied by statute or otherwise); and

(e)	perform any other act of any description,

which may be required of the Company under this Mortgage or may be deemed by such attorney necessary or desirable for any purpose of this Mortgage or to constitute, enhance or perfect the security intended to be constituted by it or to convey or transfer legal ownership of any Mortgaged Shares, provided that unless and until the occurrence of an Event of Default, a Receiver may not do anything pursuant to this appointment.

5.2	The Company ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.
5.3	All sums expended by any Receiver under this Clause shall be recoverable from the Company in accordance with the terms of this Mortgage.

6	Enforcement
6.1	Unless and until the occurrence of an Event of Default:
(a)

the Company shall be entitled to exercise all voting rights attaching to the Mortgaged Shares or any thereof for all purposes not inconsistent with the purposes of this Mortgage, any of the Secured Obligations, the Private Placement Memorandum and of the Notes; and

(b)	the Company shall be entitled to receive and retain any and all dividends paid in respect of the Mortgaged Shares or any thereof.
6.2

The Company shall forthwith following the occurrence of an Event of Default sign, seal, deliver and complete all transfers, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Noteholders may, in their absolute discretion (acting as a whole), at any time and from time to time specify for enabling or assisting the Noteholders:

(a)	to perfect or improve title to and security over the Mortgaged Shares;
(b)	to vest the Mortgaged Shares in the name of the Nominee;
(c)	to procure that the Nominee is registered in the Register of Members of the Cayman Subsidiaries in respect of the Mortgaged Shares;
(d)	to exercise (or enable the Nominee to exercise) any rights or powers attaching to the Mortgaged Shares;
(e)	to sell or dispose of the Mortgaged Shares; and/or
(f)	otherwise to enforce any of the rights of the Noteholders under or in connection with this Mortgage.
7	Nominee's Rights as to Shares

At any time after the occurrence of an Event of Default, the Nominee shall, without prejudice to any other right or remedy available hereunder or under applicable law, forthwith become entitled:

7.1

solely and exclusively to exercise all voting rights attaching to the Mortgaged Shares or any thereof and shall exercise such rights in such manner as the Nominee in its absolute discretion determine; and/or

7.2

solely and exclusively to exercise all other rights and/or powers and/or discretions of the Company in, to and under the Mortgaged Shares pursuant to the memorandum and articles of association of the Cayman Subsidiaries; and/or

7.3

to receive and retain all dividends and other distributions made on or in respect of the Mortgaged Shares or any thereof and any such dividends and other distributions received by the Company after such time shall be held in trust by the Company for the Noteholders and be paid or transferred to the Nominee or, if so directed by the Noteholders, to be applied towards the discharge of the Secured Obligations subject to and in accordance with the repayment provisions of the Notes; and/or

7.4

without notice to, or further consent or concurrence by, the Company to sell the Mortgaged Shares or any part thereof by such method, at such place and upon such terms as the Nominee, or the Noteholders, may determine, with power to postpone any such sale and in any such case the Nominee, or Noteholders, may exercise any and all rights attaching to the Mortgaged Shares

7.5

\as the Nominee, or the Noteholders, in their discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights; and/or

7.6	to take all steps to register the Mortgaged Shares in the name of the Nominee and to assume control as registered owner of the Mortgaged Shares.
8	Receiver
8.1

At any time after the occurrence of an Event of Default, the Noteholders may by writing without notice to the Company appoint one or more person or persons as the Noteholders thinks fit to be a receiver (the "Receiver") in relation to the Mortgaged Shares. Where the Noteholders appoint two or more persons as Receiver, the Receivers may act jointly or independently.

8.2

The Noteholders may remove any Receiver it appoints, and appoint another person or other persons as Receiver or Receivers, either in the place of a Receiver it has removed, or who has otherwise ceased to act, or to act jointly with a Receiver or Receivers.

8.3

If at any time any two or more persons hold office as Receivers of the same assets or income, such Receivers may act jointly and/or severally so that each one of such Receivers shall be entitled (unless the contrary is stated in any instrument(s) appointing them) to exercise all the powers and discretions hereby conferred on Receivers individually and to the exclusion of the other or others of them.

8.4

Every such appointment or removal, and every delegation, appointment or removal by the Noteholders in the exercise of any right to delegate its powers or to remove delegates, may be made in writing by the Noteholders.

8.5	Every Receiver shall have all the powers of the Noteholders in this Mortgage and, without prejudice to the foregoing, shall have the following powers:
(a)	power to take possession of, collect and get in any of the Mortgaged Shares and, for that purpose, to take such proceedings as may seem to him to be expedient;
(b)

without notice to, or further consent or concurrence by, any Company to sell or otherwise dispose of any of the Mortgaged Shares by such method, at such place and upon such terms as a Receiver may in its absolute discretion determine, with power to postpone any such sale and in any such case a Receiver may exercise any and all rights attaching to the Mortgaged Shares as the Receiver in its absolute discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights;

(c)	power to raise or borrow money and grant security over any of the Mortgaged Shares;
(d)	power to appoint attorneys or accountants or other professionally qualified persons to assist him in the performance of his functions;

(e)	power to bring or defend any action or other legal proceedings in the name of and on behalf of the Company in respect of the Mortgaged Shares;
(f)	power to do all acts and execute in the name and on behalf of the Company any document or deed in respect of the Mortgaged Shares;
(g)	power to make any payment which is necessary or incidental to the performance of his functions;
(h)	power to make any arrangement or compromise on behalf of the Company in respect of the Mortgaged Shares;
(i)	power to rank and claim in the insolvency or liquidation of a Cayman Subsidiary and to receive dividends and to accede to trust deeds for the creditors of such Cayman Subsidiary;
(j)	power to present or defend a petition for the winding up of a Cayman Subsidiary; and
(k)	power to do all other things incidental to the exercise of the foregoing powers.
8.6

The Receiver shall be the agent of the Company and the Company shall be jointly responsible for his acts and defaults and jointly liable on any contracts made, entered into or adopted by the Receiver.  The Noteholders shall not be liable for the Receiver's acts, omissions, negligence or default, nor be liable on contracts entered into or adopted by the Receiver.

8.7

In making any sale or other disposal of any of the Mortgaged Shares in the exercise of their respective powers, the Receiver or Noteholders may accept by way of consideration for such sale or other disposal, cash, shares, loan capital or other obligations including, without limitation, consideration fluctuating according to or dependent upon a profit or turnover and consideration the amount of which is to be determined by a third party.  Any such consideration may be receivable in a lump sum or by instalments.

8.8

Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Noteholders (as a whole) commensurate with the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with the current practice of such Receiver or his firm.

8.9	To the fullest extent permissible under law, the Noteholders may exercise any right or power that the Receiver may exercise in relation to the enforcement of this Mortgage.
9	Application of Monies by the Noteholders or a Receiver
9.1	The Receiver shall apply the monies received by it as a result of the enforcement of the security:
(a)	firstly, in payment or satisfaction of the expenses related to enforcement of this security (including without limitation the fees and expenses of the Receiver);
(b)	secondly, in meeting claims of the Noteholders, on a pro rata and pari passu basis, in respect of the Secured Obligations; and
(c)	thirdly, in payment of the balance (if any) to the Company or persons entitled to it.

9.2	No Noteholder shall not be liable for any loss or damage occasioned by:
(a)	any sale or disposal of the Mortgaged Shares or an interest in the Mortgaged Shares; or
(b)	arising out of the exercise, or failure to exercise, any of its powers under this Mortgage; or
(c)	any neglect or default to pay any instalment or accept any offer or notify the Company of any such neglect or default; or
(d)	any other loss of whatever nature in connection with the Mortgaged Shares.
9.3

Without prejudice to Clause 10.1, a Noteholder may, at any time after demand and until the irrevocable and unconditional payment to such Noteholders of all Secured Obligations, place and keep to the credit of a suspense account any money received or realised by such individual Noteholder by virtue of this Mortgage.  No Noteholder shall have an intermediate obligation to apply such money in or towards the discharge of any Secured Obligations.

10	Protection of the Receiver
10.1

A Receiver shall not be liable in respect of any Liability which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise, any of their respective powers under or by virtue of this Mortgage, except if and insofar as such Liability results from its or his own Gross Negligence, actual fraud or wilful default.

10.2

Without prejudice to the generality of Clause 10.1, neither the Noteholders nor any Receiver shall be liable to account as mortgagee in possession or otherwise for any sum not actually received by it or him respectively.

11	Payment to Holder Good Discharge
11.1

Each Noteholder is entitled to receive payment of all the amounts due in respect of its Notes and of all other sums referable to such Notes in accordance with the terms thereof to the exclusion of any other person and payment in full by the Company to such Noteholder shall discharge the Company from all obligations in respect of such Notes.

12	Protection of Purchasers
12.1

No purchaser from, or other person dealing with, the Noteholders or a Receiver shall be concerned to enquire whether any of the powers which the Noteholders  exercised or purported to exercise, or whether this Mortgage has become enforceable, or whether any Receiver has been validly appointed, or whether any event or cause has happened to authorise a Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power, and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

13	Continuing Security and Non-Merger
13.1

The security constituted by this Mortgage shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations or any other matter or thing whatsoever and shall be binding until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

13.2

This Mortgage is in addition to and shall not merge with or otherwise prejudice or affect any banker's lien, right to combine and consolidate accounts, right of set-off or any other contractual or other right or remedy or any guarantee, lien, pledge, bill, note, charge or other security now or hereafter held by or available to the Noteholders.

14	Ruling Off Account
14.1

On receiving notice that the Company has created a Security Interest over or otherwise encumbered or disposed of any of the Mortgaged Shares, a Noteholder may rule off all its accounts and open new accounts with the Company.

14.2

If a Noteholder does not open a new account immediately on receipt of such notice, it shall nevertheless be treated as if it had done so on that day. From that day, all payments made by the Company to a Noteholder shall be treated as having been credited to a new account and shall not operate to reduce the amount owing from the Company to such Noteholder at the time when it received such notice.

15	Currency
15.1

For the purpose of, or pending the discharge of, any of the Secured Obligations the Noteholders may, in their sole discretion, convert any moneys received, recovered or realised in any currency under this Mortgage (including the proceeds of any previous conversion under this Clause) from their existing currency of denomination into any other currency at such rate or rates of exchange and at such time as such Noteholder thinks fit.

15.2

No payment to the Noteholders (whether under any judgment or court order or otherwise) shall discharge the Secured Obligations in respect of which it was made unless and until the Noteholders shall have received payment in full in the currency in which such Secured Obligations were incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such Secured Obligations expressed in that currency, the Noteholders shall have a further separate cause of action against the Company and shall be entitled to enforce this Mortgage to recover the amount of the shortfall.

16	Costs

The Company shall on demand pay to the Noteholders the amount of all reasonable costs and expenses and other liabilities (including stamp duty, and reasonable legal and out of pocket expenses) which the Noteholders incur in connection with:

(a)	the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of this Mortgage; or
(b)	dealing with or obtaining advice about any matter or question arising out of or in connection with enforcing a Noteholder's exercise of its rights under this Mortgage.
17	Variation and Amendment

This Mortgage shall remain in full force and effect notwithstanding any amendments or variations from time to time of the Notes and no variation of this Mortgage shall be valid unless it is in writing and signed by or on behalf of the Company and consented to in writing by the Noteholders.

18	Currency Indemnity

If, for any reason, any amount payable to the Noteholders by the Company under this Mortgage is paid or recovered in a currency other than that in which it is required to be paid (the "contractual currency"), then, to the extent that the payment to the Noteholders (when converted into the contractual currency at its then applicable rate of exchange) falls short of the amount payable in the contractual currency, the Company shall, as a separate and independent obligation, fully indemnify the Noteholders on demand against the amount of the shortfall.

19	Forbearance, severability and consents
19.1	All rights, powers and privileges under this Mortgage shall continue in full force and effect, regardless of the Noteholders exercising, delaying in exercising or omitting to exercise any of them.
19.2	No provision of this Mortgage shall be avoided or invalidated by reason only of one or more other provisions being invalid or unenforceable.
19.3

Save as otherwise expressly specified in this Mortgage, any consent of the Noteholders may be given absolutely or on any terms and subject to any conditions as the Noteholders may determine in its entire discretion.

20	Entire Agreement

This Mortgage and the Notes constitutes the entire agreement and understanding of the parties and supersedes any previous agreement between the parties relating to the subject matter of this Mortgage.

21	Further Assurance

The Company shall promptly execute all documents and do all things that the Noteholders may reasonably specify for the purpose of:

(a)	securing and perfecting its security over or title to all or any of the Mortgaged Shares; and/or
(b)	enabling the Noteholders to vest all or part of the Mortgaged Shares in its name or in the names of its nominee(s), agent or any purchaser,

including the execution and delivery of all assignments, transfers, mortgages, charges, notices, instructions and such other documents as the Noteholders may in its discretion think fit.

22	Notices
22.1

Without prejudice to any other method of service of notices and communications provided by law, a demand or notice under this Mortgage shall be in writing signed by an officer or agent of the Noteholders or the Company, as the case may be, and may be served on the Company or the Noteholders, as the case may be, by hand, by post, or by facsimile transmission. Any such notice or communication shall be sent to the address or number of the relevant party as set out below:

Company:

TriLinc Global Impact Fund Cayman, Ltd.

PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Facsimile Number:  1 (440) 247-3709

For the attention of:  Amy McCance

22.2	Any such notice or communication given by a Noteholder shall be deemed to have been received:
(a)	if sent by facsimile transmission, at the time of transmission, or the following Business Day if transmitted after normal business hours;
(b)	if delivered personally (including being sent by courier), at the time of delivery, or the following Business Day if delivered after normal business hours; and
(c)	if posted, on the fifth Business Day following the day on which it was properly despatched by mail courier.
22.3	Any notice given to a Noteholder shall be deemed to have been given only on actual receipt by the Noteholder in accordance with, and in the manner specified in, the Notes.
23	Miscellaneous
23.1

All sums payable by the Company under this Mortgage shall be paid without any set off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Company will simultaneously with making the relevant payment under this Mortgage pay to the relevant Noteholders such additional amount as will result in the receipt by such Noteholder of the full amount which would otherwise have been receivable and will supply such Noteholder promptly with evidence satisfactory to such Noteholder that the Company has accounted to the relevant authority for the sum withheld or deducted.

23.2

A certificate signed (or, where reliance is being placed on it by any third party, appearing to be signed) by an officer of a Noteholder as to the Secured Obligations for the time being due or owing from the Company to such Noteholder shall be treated, in favour such Noteholder or any person to whom such certificate is issued, as conclusive evidence for all purposes against the Company and binding on it (save in the case of manifest error) and such certificate may be relied upon by such Noteholder and any other such person in all circumstances without further enquiry.

23.3

No delay or omission on the part of the Noteholders in exercising any right or remedy under this Mortgage shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right or remedy preclude any other or further exercise under this Mortgage of that or any other right or remedy.

23.4

The Noteholders' rights powers and remedies under this Mortgage are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise and may be exercised from time to time and as often as Noteholders deem expedient.

23.5

Any waiver by the Noteholders of any terms of this Mortgage or any consent or approval given by the Noteholders under it shall be effective only if given in writing and then only for the purpose and upon the terms and conditions (if any) on which it is given.

23.6

If at any time any one or more of the provisions of this Mortgage is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions of this Mortgage nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

23.7

Any statement, certificate or determination of the Noteholders as to the Secured Obligations or (without limitation) any other matter provided for in this Mortgage shall, in the absence of manifest error, be conclusive and binding on the Company.

23.8

Waiver of Defences: The Company shall be deemed to be a principal debtor and the sole, original and independent obligor for the Secured Obligations and the Security Interest created by this Mortgage shall be deemed to be a principal security for the Secured Obligations.  The Liability of the Company under this Mortgage shall not be discharged, impaired or otherwise affected by any circumstance, act, omission, matter or thing which but for this provision might operate to reduce, release, prejudice or otherwise exonerate the Company from its obligations under the Notes in whole or in part, including without limitation and whether or not known to the Company, the Noteholders or any other person any variation (however fundamental and whether or not involving any increase in the Liability of the Company) or replacement of any Notes or any other document or security so that the Company's obligations under this Mortgage remain in full force and effect and that this Mortgage shall be construed accordingly as if there were no such circumstance, act, omission, matter or thing.

23.9	This Mortgage shall take effect as a deed poll for the benefit of the Noteholders from time to time.
24	Law and Jurisdiction
24.1	This Mortgage is governed by, and shall be construed in accordance with, the laws of the Cayman Islands.
24.2

The Company irrevocably agrees for the exclusive benefit of the Noteholders that the courts of the Cayman Islands shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Mortgage and for such purposes irrevocably submits to the jurisdiction of such courts.

25	Third Party Rights
25.1

Each Receiver, the Nominee and the Noteholders have the right under the Contracts (Rights of Third Parties) Law, 2014, as amended, modified, re-enacted or replaced (the "Third Party Rights Law"), to enforce, in its own right, its rights pursuant to Clauses 5, 8, 9 and 10 of this Mortgage subject to and in accordance with the provisions of the Third Party Rights Law.

25.2

Notwithstanding any other term of this Mortgage save for Clause 17, the consent of any person who is not a party to this Mortgage (including, without limitation, any Receiver) is not required for any amendment to, or variation, release, rescission or termination of this Mortgage.

This Mortgage has been executed as a deed poll by the Company and is intended to be and is hereby delivered on the date first before written.

The Company

EXECUTED as a deed poll by)

TriLinc Global Impact Fund Cayman, Ltd.)

acting by:)

in the presence of:)

Witness Name:        )

Witness Signature: )

Witness Address:     )

Schedule 1

Amount or number of Mortgaged Shares	Description of Shares	Certificate Number
5	Ordinary shares of US$1.00 par value in TriLinc Global Impact Fund – Africa, Ltd., a Cayman Islands exempted company of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.	003
5	Ordinary shares of US$1.00 par value in TriLinc Global Impact Fund – African Trade Finance II, Ltd., a Cayman Islands exempted company of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.	003
5	Ordinary shares of US$1.00 par value in TriLinc Global Impact Fund - African Trade Finance, Ltd., a Cayman Islands exempted company of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.	003
5	Ordinary shares of US$1.00 par value in TriLinc Global Impact Fund - Asia, Ltd., a Cayman Islands exempted company of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.	003

5	Ordinary shares of US$1.00 par value in TriLinc Global Impact Fund – Latin America II, Ltd., a Cayman Islands exempted company of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.	003
5	Ordinary shares of US$1.00 par value in TriLinc Global Impact Fund – Latin America III, Ltd., a Cayman Islands exempted company of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.	003
5	Ordinary shares of US$1.00 par value in TriLinc Global Impact Fund - Latin America, Ltd., a Cayman Islands exempted company of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.	003
5	Ordinary shares of US$1.00 par value in TriLinc Global Impact Fund - Trade Finance, Ltd., a Cayman Islands exempted company of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.	003
5	Ordinary shares of US$1.00 par value in TriLinc Global Impact Fund – Asia II, Ltd., a Cayman Islands exempted company of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.	003